                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                               October 31, 1999
               Date of Report (Date of earliest event reported)

                                 _____________

                         PIMCO ADVISORS HOLDINGS L.P.

            (Exact name of registrant as specified in its charter)

          Delaware                     001-9597                13-3412614
(State or other Jurisdiction       (Commission File          (IRS Employer
     of Incorporation)                  Number)          Identification Number)


     800 Newport Center Drive                                     92660
     Newport Beach, California                                 (Zip Code)
(Address of principal executive offices)


                                (949) 219-2200
             (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On October 31, 1999, PIMCO Advisors Holdings L.P. (the "Partnership") entered into an Implementation and Merger Agreement by and among the Partnership, Allianz of America Inc., a Delaware corporation, Pacific Asset Management LLC, a Delaware limited liability company, PIMCO Advisors L.P., a Delaware limited partnership, PIMCO Partners G.P., a California general partnership, PIMCO Partners LLC, a California limited liability company, PIMCO Holding LLC, a Delaware limited liability company and certain other affiliated parties. The agreement is attached as Exhibit 2.1. hereto. On the same date, the Partnership issued a press release regarding such agreement which is attached as Exhibit 99.1 hereto.

Item 7(c). Exhibits.

   See Exhibit Index.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PIMCO Advisors Holdings L.P.


Date:  October 31, 1999                 By:     /s/   ROBERT FITZGERALD
                                                -------------------------
                                        Name:   Robert Fitzgerald
                                        Title:  Chief Financial Officer

EXHIBIT INDEX

2.1 Implementation and Merger Agreement dated as of October 31, 1999 by and among Allianz of America Inc., Pacific Asset Management LLC, PIMCO Advisors L.P., PIMCO Advisors Holdings L.P., PIMCO Partners G.P., PIMCO Partners LLC, PIMCO Holding LLC and certain other affiliated parties.

99.1    Press release dated October 31, 1999.